Exhibit 10.3
EXECUTION COPY
WAIVER, CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT
          WAIVER, CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of April 30, 2008 (this “Amendment”), among ATARI, INC., a Delaware corporation, as borrower (the “Borrower”), the lenders party to the Credit Agreement referred to below (the “Lenders”), and BLUEBAY HIGH YIELD INVESTMENTS (LUXEMBOURG) S.A.R.L., as successor administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Credit Agreement referred to below.
W I T N E S S E T H:
          WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of November 3, 2006 (as amended, supplemented or otherwise modified to, but not including, the date hereof, the “Credit Agreement”);
          WHEREAS, the Events of Default specified on Schedule 1 hereto have occurred prior to and are continuing as of the date hereof (the “Existing Defaults”); and
          WHEREAS, the Borrower has requested that the Lenders (i) waive the Existing Defaults, (ii) consent to a revised Budget and to the incurrence by the Borrower of one or more loans from IESA in an aggregate principal amount not to exceed $20,000,000, and (iii) amend the Credit Agreement, and the Lenders have agreed to such waiver, consents and amendments, in all cases on the terms and conditions set forth herein.
          NOW, THEREFORE, it is agreed:
I. Waiver. Subject to the terms and conditions of this Amendment, and in reliance on the representations, warranties and covenants of the Borrower contained herein, from and after the Fourth Amendment Effective Date (as defined below), the Lenders waive the Existing Defaults. Nothing herein shall be deemed to constitute a waiver of compliance by the Borrower with its representations, warranties, covenants or obligations under, or compliance with any other term, provision or condition of, the Credit Agreement (as amended hereby) or any other Loan Document from and after the Fourth Amendment Effective Date.
II. Consent. Subject to the terms and conditions of this Amendment, and in reliance on the representations, warranties and covenants of the Borrower contained herein, from and after the Fourth Amendment Effective Date, and notwithstanding anything to the contrary contained in any Loan Document, the Lenders hereby consent to (i) the updated Budget attached hereto as Exhibit A, which shall constitute the current Budget for all purposes under the Loan Documents (as it may be updated in accordance with the terms of the Credit Agreement, as amended hereby) and (ii) Borrower entering into and consummating the transactions contemplated by the Temporary Liquidity Facility Credit Agreement, including the incurrence thereunder by the Borrower of one or more loans from IESA in an aggregate principal amount not to exceed $20,000,000 and (iii) the Borrower entering into and consummating the transactions contemplated by the Merger Agreement (as defined below).

III. Amendments to the Credit Agreement. Subject to the terms and conditions of this Amendment, and in reliance on the representations, warranties and covenants of the Borrower contained herein, from and after the Fourth Amendment Effective Date, the Credit Agreement is amended as follows:
          1. Section 1.01 is amended as follows:
          (a) the definition of “Budget” is amended by deleting ”, which shall not be unreasonably withheld or delayed” and substituting “which consent shall be given or withheld in the Agent’s commercially reasonable discretion” in lieu thereof;
          (b) the definition of “Intercreditor Agreement” is amended and restated as follows:
     “‘Intercreditor Agreements’ shall mean, collectively, the TDU License Intercreditor Agreement and the Temporary Liquidity Facility Intercreditor Agreement.”;
          (c) the definition of “Material Adverse Deviation” is amended by deleting the reference to “10%” contained therein and substituting “20%” in lieu thereof; and
          (d) the following new defined terms are inserted in their appropriate alphabetical order:
     “‘Certified Variance Report’ has the meaning assigned to such term in Section 5.01(e).”;
     “‘Fourth Amendment Effective Date’ shall have the meaning given such term in that certain Waiver, Consent and Fourth Amendment to Credit Agreement, dated as of April 30, 2008, among the Borrower, the Lenders and the Administrative Agent.”;
     “‘Merger Agreement’ shall mean that certain Agreement and Plan of Merger dated as of the Fourth Amendment Effective Date by and among IESA, IRATA Acquisition Corp, a Delaware corporation, and the Borrower.”;
     “‘TDU License Intercreditor Agreement’ shall mean that certain Intercreditor Agreement, dated as of November 21, 2007, among the Administrative Agent, IESA and the Borrower, as amended, restated, supplemented, or otherwise modified from time to time.”;
     “‘Temporary Liquidity Facility Credit Agreement’ shall mean that certain Credit Agreement, dated as of the Fourth Amendment Effective Date, between the Borrower and IESA, as amended, restated, supplemented, or otherwise modified from time to time with the prior written consent of the Administrative Agent (to the extent required in accordance with the Temporary Liquidity Facility Intercreditor Agreement).’; and
     “‘Temporary Liquidity Facility Intercreditor Agreement’ shall mean that certain Temporary Liquidity Facility Intercreditor Agreement, dated as of the Fourth Amendment Effective Date, among the Administrative Agent, IESA and the Borrower, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.”.
          2. Section 2.11 is amended by (i) deleting “Section 6.01(h)” from subsection (d) and substituting “Section 6.01(f)” therefor, (ii) relettering subsection (g) as subsection (i), and (iii) adding the following new subsections (g) and (h):
“(g) On the last Business Day of each calendar month, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the amount by which the Borrower’s cash receipts (excluding proceeds of Loans under and as defined in the Temporary Liquidity Facility Credit Agreement) exceeded the Borrower’s cash disbursements during the most recently ended four-week period, as determined with reference to the most recently delivered Certified Variance Report; the Aggregate Revolving Commitment shall be permanently reduced by the amount of such prepayments and the amount of such prepayments may not be reborrowed.
(h) Notwithstanding anything to the contrary contained in this Agreement, the application of amounts prepaid pursuant to subsections (a), (c), (d), (e), (f) and (g) of this Section 2.11 are subject to the terms of the Temporary Liquidity Facility Intercreditor Agreement.”.
          (a) Section 5.01(e) is amended by inserting “(a “Certified Variance Report”)” immediately after the “report” in the first place it appears.
          3. Section 6.01(f) is amended and restated in its entirety as follows:
     “(f) Subject to the terms of the Temporary Liquidity Facility Intercreditor Agreement, Indebtedness of the Credit Parties arising under the Temporary Liquidity Facility Credit Agreement;”.
          4. Subsection 6.02 is amended by (i) deleting “Intercreditor Agreement” from subsection (c) and substituting “TDU License Intercreditor Agreement” therefor, (ii) deleting “and” from the end of subsection (c), (iii) relettering subsection (d) as subsection (e), and (iv) inserting a new subsection (d) as follows:
     “(d) Liens created to secure obligations arising under the Temporary Liquidity Facility Credit Agreement; provided that such Liens are in accordance with and subject to the terms of the Temporary Liquidity Facility Intercreditor Agreement; and”.

          5. Section 6.07(e) is amended by inserting “and the Temporary Liquidity Facility Credit Agreement” immediately before the period at the end thereof.
          6. Article VII is amended by (i) inserting “an Event of Default under the Temporary Liquidity Facility Credit Agreement shall occur, or any party thereto elects to terminate the Merger Agreement, or” in subsection (m) immediately before “a Change in Control”, and (ii) deleting “the Intercreditor Agreement” from subsection (n) and substituting “either of the Intercreditor Agreements” therefor.
IV. Acknowledgments and Agreements.
          1. The Borrower acknowledges and agrees that each of the Loan Documents to which it is a party (i) constitutes its legal, valid and binding obligation, and is enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and (ii) is hereby reaffirmed and ratified, including without limitation, each of the waiver of claims and defenses granted by the Borrower under the Loan Documents. Without limiting the generality of the foregoing, the Borrower unconditionally and irrevocably waives any claim or defense in respect of the Obligations, including, without limitation, any claim or defense based on any right of setoff or counterclaim.
          2. As of the Fourth Amendment Effective Date, the Borrower acknowledges and agrees that it is indebted to the Lenders in the aggregate principal amount of $14,000,000, which is the outstanding principal amount of the Revolving Loans plus accrued and unpaid and accruing interest and fees, including default rate interest. Nothing contained herein shall alter, amend, modify or extinguish the obligation of the Borrower to repay the Obligations, and neither this Amendment nor any of the other documents, agreements or instruments executed or delivered in connection herewith or related hereto constitutes a novation or, except as expressly provided herein, modification of any of the Loan Documents.
          3. The Borrower acknowledges and agrees that all of its assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents including, without limitation, the Collateral, are (and shall continue to be) subject to the fully perfected first priority liens and security interests of the Administrative Agent for the benefit of the Lenders (subject only to Permitted Encumbrances), as collateral security for all of the Obligations. Without limiting the other provisions of the Loan Documents, the Borrower will, and will cause its Subsidiaries to, promptly take all actions and execute or deliver all documents, agreements and instruments, including any Uniform Commercial Code financing statement amendments, U.S. Patent and Trademark filings and/or amendments to or new control agreements in respect of any of the Borrower’s Deposit Accounts (as defined in the Waiver and Amendment to Credit Agreement), required by the Administrative Agent to implement the transactions contemplated by the Amendment and the documents, agreements and/or instruments executed or delivered in connection herewith. The Borrower hereby respectively reaffirms and ratifies its prior conveyance to the Administrative Agent for the benefit of the Lenders of a continuing security interest in and lien on the Collateral described in the instrument conveying such security interest.

          4. If any of the rights of any Grantor (under and as defined in the Pledge and Security Agreement) under any contract that would otherwise be included in the definition of Collateral therein are excluded from such definition because they fall within the scope of Section (i) of the second sentence of such definition, then, at the request of the Agent, such Grantor shall use commercially reasonable efforts to cause the other parties to such contract to execute a written consent and waiver consenting to the inclusion of such Grantor’s rights under such contract in the Collateral and waiving the effect of any provisions of such contract to the contrary.
V. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants as follows:
          1. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Fourth Amendment Effective Date, it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date.
          2. It has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and the other documents, agreements and instruments executed or delivered in connection herewith to which it is a party, and to perform its obligations hereunder and thereunder. This Amendment and the other documents, agreements and instruments executed and delivered in connection herewith have been duly executed and delivered by it. This Amendment and the other documents, agreements and instruments executed and delivered in connection herewith are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally (regardless of whether enforcement is sought at equity or at law).
          3. Neither the execution, delivery or performance by the Borrower of this Amendment or of the other documents, agreements or instruments executed and delivered in connection herewith to which it is a party, nor compliance by it with the terms and provisions hereof or thereof, will (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, except for those set forth on Schedule 3.03 to the Credit Agreement or for immaterial such contraventions arising as a result of the execution, delivery or performance of this Amendment or the other documents, agreements or instruments executed and delivered in connection herewith, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Loan Documents and the Temporary Liquidity Facility Credit Agreement) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, deed to secure debt, credit agreement or loan agreement, or any other material agreement, contract or instrument (other than those set forth on Schedule 3.03 of the Credit Agreement), in each case to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Borrower or any of its Subsidiaries.
          4. Except as set forth on Schedule 3.06 of the Credit Agreement, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Fourth Amendment Effective Date and which remain in full force and effect on the Fourth Amendment Effective Date, (y) those filings which are necessary to perfect the security interests created under the Collateral Documents, and (z) those disclosure filings to be made with the Securities and Exchange Commission or any successor thereto (the “SEC”), provided that such filings are made within the required time periods or are waived (as specified by applicable laws)), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, the Borrower to authorize, or is required to be obtained or made by, or on behalf of, the Borrower in connection with, (i) the execution, delivery and performance of this Amendment or any document, agreement or instrument executed or delivered in connection herewith to which it is a party, or (ii) the legality, validity, binding effect or enforceability of this Amendment or any document, agreement or instrument executed or delivered in connection herewith to which it is a party.
          5. There are no pending or, to the best knowledge of the Borrower after due inquiry, threatened, actions suits or proceedings (i) with respect to this Amendment or any document, agreement or instrument executed or delivered in connection herewith, or (ii) other than those previously disclosed to the Administrative Agent in writing, that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
          6. Set forth on Schedule 2 hereto is a correct and complete list of all Subsidiaries of the Borrower and their respective jurisdictions of organization. To the Knowledge of the Borrower, (a) each of the Subsidiaries of the Borrower is directly or indirectly wholly owned by the Borrower, and the equity of each such Subsidiary is owned free and clear of any Liens, (b) the Borrower does not own, directly or indirectly, any capital stock of, or any other securities convertible or exchangeable into or exercisable for capital stock of, any Person other than the Subsidiaries of the Borrower, and (c) each of the Subsidiaries does not conduct any business or other activities, is inactive, is not party to any contracts and has no employees, minimal assets and no liabilities. As used in this section only, “Knowledge” means the actual knowledge of Jim Wilson, Kristina Pappa and Arturo Rodriguez.
VI. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when (i) the Borrower and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent; and (ii) the Administrative Agent shall have received the following:

     (a) from the Borrower, in immediately available funds, the unpaid fees and expenses of White & Case LLP incurred in connection with this Amendment;
     (b) from the Borrower, in immediately available funds, a wavier and amendment fee in the amount of $75,000, which shall be fully earned and nonrefundable when paid;
     (c) an updated Budget for the Budget Period commencing with the week immediately following the Fourth Amendment Effective Date, in the form of Exhibit A hereto;
     (d) the Temporary Liquidity Facility Intercreditor Agreement in the form of Exhibit B hereto, duly executed by IESA and the Borrower;
     (e) copies of the Temporary Liquidity Facility Credit Agreement, and of all documents, agreements and instruments executed or delivered in connection therewith, together with a certificate of the Borrower’s secretary or assistant secretary certifying that such copies are true, complete and correct, and that all conditions precedent to the effectiveness thereof have been satisfied or waived in writing;
     (f) copies of the Agreement and Plan of Merger, dated as of the Fourth Amendment Effective Date (the “Merger Agreement”), by and between the Borrower and IESA, and of all documents, agreements and instruments executed or delivered in connection therewith, together with a certificate of the Borrower’s secretary or assistant secretary certifying that such copies are true, complete and correct, and that all conditions precedent to the effectiveness thereof have been satisfied or waived in writing;
     (g) a certificate of the Borrower’s secretary or assistant secretary certifying the identity, authority, capacity and signatures of its officers who are authorized to execute this Amendment and, as the case may be, the other documents, agreements and instruments executed or delivered in connection herewith to which it is a party;
     (h) copies, certified by the secretary or assistant secretary of the Borrower, of the resolutions of its board of directors or similar governing body, approving this Amendment and, as the case may be, the documents, agreements and instruments executed or delivered in connection herewith to which it is a party, and the transactions contemplated hereby and thereby;
     (i) an opinion of counsel to the Borrower addressed to each of the Administrative Agent and Lenders, dated as of the Fourth Amendment Effective Date, in form and substance satisfactory to the Administrative Agent; and
     (j) such other documents, instruments, and agreements reasonably requested by the Administrative Agent.
VII. RELEASE. IN CONSIDERATION OF THE ADMINISTRATIVE AGENT’S AND EACH LENDER’S EXECUTION OF THIS AMENDMENT, AND OF EACH BORROWING FROM TIME TO TIME AFTER THE FOURTH AMENDMENT EFFECTIVE DATE, THE

BORROWER UNCONDITIONALLY AND IRREVOCABLY ACQUITS AND FULLY FOREVER RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND EACH LENDER, AND THEIR MANAGEMENT COMPANY AND ALL AFFILIATED FUNDS UNDER THE MANAGEMENT OF SUCH MANAGEMENT COMPANY, AND EACH OF THEIR RESPECTIVE PARTNERS, SUBSIDIARIES, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, FINANCIAL ADVISORS, PRINCIPALS, DIRECTORS AND SHAREHOLDERS OF SUCH PERSONS, AND THEIR RESPECTIVE HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”), FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, REMEDIES, SUITS, DAMAGES AND LIABILITIES OF ANY NATURE WHATSOEVER, WHETHER OR NOT NOW KNOWN, SUSPECTED OR CLAIMED, WHETHER ARISING UNDER COMMON LAW, IN EQUITY OR UNDER STATUTE, WHICH THE BORROWER EVER HAD OR NOW HAS AGAINST ANY OF THE RELEASEES AND WHICH MAY HAVE ARISEN AT ANY TIME PRIOR TO THE DATE HEREOF AND WHICH WERE IN ANY MANNER RELATED TO THIS AMENDMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY RELATED DOCUMENTS, INSTRUMENTS OR AGREEMENTS, OR THE ENFORCEMENT OR ATTEMPTED OR THREATENED ENFORCEMENTS BY ANY OF THE RELEASEES OF ANY OF THEIR RESPECTIVE RIGHTS, REMEDIES OR RECOURSE RELATED THERETO.
VIII. Miscellaneous.
          1. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
          2. This Amendment is limited as specified and, except as expressly set forth herein, shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any Loan Document.
          3. THIS AMENDMENT, AND THE DOCUMENTS, AGREEMENTS AND INSTRUMENTS EXECUTED OR DELIVERED IN CONNECTION HEREWITH, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF. Each of the parties hereto agrees that the provisions of Section 9.09 of the Credit Agreement shall apply to any action with respect to this Amendment, and the documents, agreements and the instruments, executed or delivered in connection herewith.
          4. All notices and other communications provided for hereunder shall be made or given to the parties hereto in the manner and at the address and telecopier numbers specified in Section 9.01 of the Credit Agreement and shall be deemed made or given, and effective, as set forth in such section.

          5. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.
* * *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ATARI, INC., as Borrower
By:	/s/ Eugene I. Davis
	Name:	Eugene I. Davis
	Title:	Chairman of the Board of Directors

BLUEBAY HIGH YIELD INVESTMENTS (LUXEMBOURG) S.A.R.L.,
as administrative agent and lender

By: BlueBay Asset Management PLC,
acting as agent for BlueBay High Yield Investments
(Luxembourg) S.a.r.l.

By:	/s/ Frederic Nada
	Name:	Frederic Nada
	Title:	Vice President